EXHIBIT 99.1

Federated National Holding Company Announces Closing of Joint Venture and Approval of Monarch National Insurance Company

SUNRISE, Fla., March 20, 2015 (GLOBE NEWSWIRE) -- Federated National Holding Company (Nasdaq:FNHC) ("FNHC") today announced the closing of its joint venture to form a new property and casualty insurance carrier in Florida known as Monarch National Insurance Company ("Monarch Insurance") and the receipt of a certificate of authority from the Florida Office of Insurance Regulation ("OIR") for Monarch Insurance to begin writing Florida homeowner's insurance. Crosswinds Holdings Inc. (TSX:CWI) ("Crosswinds"), through its majority-owned limited partnership, and Transatlantic Reinsurance Company ("TransRe") are also parties to the joint venture.

Michael H. Braun, FNHC's Chief Executive Officer and President, said, "We are pleased that Florida's OIR has granted Monarch Insurance's certificate of authority and expect to begin writing new business this month. This is a great opportunity to expand our product offerings to our existing partner agents in the Florida homeowners market and to achieve greater economies of scale from our operations. We look forward to working closely with our joint venture partners as we launch and grow Monarch Insurance in the coming years."

Colin King, Crosswinds' Chief Executive Officer, said, "This joint venture represents the consummation of a Crosswinds platform investment in the insurance industry. We are excited to be entering into this venture with high caliber partners, each of whom brings a tremendous amount of expertise to the table."

Monarch Insurance's underwriting and claims administration will be managed by a wholly owned subsidiary of FNHC. Monarch Insurance has also entered into a Reinsurance Capacity Right of First Refusal Agreement with Trans Re. Crosswinds, through its wholly owned subsidiary, will provide investment management services to Monarch Insurance and its parent companies.

Additional details about the joint venture are available on FNHC's website and in its public disclosure documents available at www.sec.gov.

About FNHC:

Federated National Holding Company (FNHC) is authorized to underwrite, and/or place through its wholly-owned subsidiaries, homeowners' multi-peril, commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states. Through its subsidiaries, FNHC markets and distributes its own and third-party insurers' products and other related services through a network of independent agents. FNHC also utilizes a select number of general agents for the same purpose.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products, or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of FNHC's business; the adequacy of its reserves for loss and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify FNHC; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, to underwrite in additional jurisdictions, or to organize Monarch Insurance, and the timing thereof; the impact that this new insurer may have on our results of operations, once organized; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against FNHC and any settlement thereof; dependence on investment income and the composition of FNHC's investment portfolio; insurance agents; ratings by industry services; the reliability of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by FNHC in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: Michael H. Braun, CEO (954) 308-1322 or
         Peter J. Prygelski, CFO (954) 308-1252